UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

11 State Street, Woburn, Massachusetts	01801

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 1.02. Termination of Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE

Item 1.01. Entry Into a Material Definitive Agreement

Effective May 27, 2005, the Company’s Board of Directors approved a grant to Mr. Stephen C. Farrell, Senior Vice President and Chief Operating Officer, of options to purchase 105,000 shares of the Company’s common stock at $35.10 per share, plus a grant of 50,000 shares of restricted stock. Mr. Farrell’s stock option grant will vest in accordance with a four-year vesting schedule whereby 25% of the shares vest after one year and the balance of such shares vest in equal quarterly installments thereafter. Mr. Farrell’s restricted stock grant will vest in accordance with a vesting schedule whereby 100% of the restricted shares vest after four years.

Item 1.02. Termination of Material Definitive Agreement.

Effective June 1, 2005, Mr. William B. Eck resigned from the position of Senior Vice President, General Counsel and Chief of Healthcare Affairs. In connection with his resignation, Mr. Eck’s employment and retention agreements with the Company, each of which are dated March 1, 2004 and which were incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, terminated.

Mr. Eck’s retention agreement had a term of two years, and, among other things, provided for the acceleration of stock options in the event of a change of control, and, to the extent his employment was terminated by the Company within 24 months of such change of control for reasons other than cause, disability or death, payment by the Company of an amount equal to twice Mr. Eck’s highest annual base salary during the three-year period prior to such change of control and twice Mr. Eck’s average bonus payment over the same three year period.

Mr. Eck’s employment agreement provided, among other things, that he be employed by the Company commencing March 1, 2004, that he receive a signing bonus of $100,000, an annual salary of $325,000 and a non-qualified stock option for 50,000 shares of the Company’s common stock, and that he be eligible for an annual bonus at the discretion of the Compensation Committee of the Company’s Board of Directors, provided that Mr. Eck’s total cash compensation for the first year of his employment with the Company would be no less than $600,000. Mr. Eck’s employment agreement further entitled him to severance pay for the remainder of the term of the employment agreement or 18 months, whichever is longer, in the event the Company terminated Mr. Eck without cause.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

Not Applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: June 3, 2005	By:	/s/ DEVIN J. ANDERSON
Devin J. Anderson
General Counsel and Secretary